UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2005

MIDWEST AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13934	39-1828757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6744 South Howell Avenue, Oak Creek, Wisconsin 53154
(Address of principal executive offices, including zip code)

(414) 570-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On December 7, 2005, the board of directors of Midwest Air Group, Inc. (the “Company”) adopted the Midwest Air Group, Inc. Annual and Long-Term Incentive Plan (the “Plan”).  The purpose of the Plan is to motivate key employees of the Company and its affiliates who have the prime responsibility for the operations of the Company and its affiliates to achieve performance objectives, measured on an annual and long-term basis, that are aligned with the Company’s strategic goals and which are intended to result in increased value to the shareholders of the Company.  The Plan is effective January 1, 2006, and will remain in effect until terminated in accordance with its terms.

Under the terms of the Plan, the performance period with respect to annual incentive awards will be a period of one fiscal year or less of the Company or an affiliate, and the performance period with respect to long-term incentive awards will be a period of more than one fiscal year of the Company, each as selected by the Plan administrator.  Participants in the Plan will be selected by the Plan administrator.

At the time of grant of an incentive award under the Plan, the Plan administrator will determine for each award the performance measure, as set forth in the Plan, the performance goal for each performance measure, the performance scale and the amount payable to the Plan participant if and to the extent the performance goals are met.  The amount payable to a participant may be designated as a flat dollar amount or as a percentage of the participant’s base salary, or may be determined by any other means as the Plan administrator may specify at the time the incentive award is made.  Upon the close of a performance period, the Plan administrator will determine the extent to which the performance goals and other material terms of the incentive award issued for the period were met and determine the award amount payable to a participant under the incentive award for that performance period.  The maximum award amount for any participant will be (1) with respect to any and all annual incentive awards of such participant with performance periods covering (or ending with) the same fiscal year of the Company, one million dollars ($1,000,000); and (2) with respect to any and all long-term incentive awards of any participant ending on the last day of, or at any time within, the same fiscal year of the Company, five hundred thousand dollars ($500,000).  These maximum awards are subject to adjustment by the administrator, based on overall individual performance and attainment of goals, up to a maximum of plus one hundred and fifty percent (+150%) or down to a maximum of minus eighty percent (-80%).

The foregoing description of the Plan does not purport to describe all of the terms the Plan and is qualified by reference to the text of the Plan, a copy of which is attached to this report as Exhibit 10 and incorporated herein by reference.

Item 1.02.

Termination of a Material Definitive Agreement.

The Plan described in Item 1.01 hereof replaces and supercedes the Midwest Air Group, Inc. Long-Term Performance Plan and the Midwest Air Group Annual Incentive Plan.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Exhibits.

Exhibit No.	Description

10	Midwest Air Group, Inc. Annual and Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2005	MIDWEST AIR GROUP, INC.

By: /s/ Dennis J. O’Reilly
Dennis J. O’Reilly Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10	Midwest Air Group, Inc. Annual and Long-Term Incentive Plan